As filed with the Securities and Exchange Commission on April 10, 2003
                                                           Registration No. 333-

--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                             ---------------------

                                       AXA
             (Exact name of registrant as specified in its charter)

THE REPUBLIC OF FRANCE                                            N/A
(State or other jurisdiction of                              (IRS Employer
incorporation or organization)                          Identification Number)

                             ---------------------

                     25 AVENUE MATIGNON--75008 PARIS--FRANCE
                             (011 33 1) 40 75 57 00
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                             ---------------------

              THE AXA FINANCIAL, INC. QUALIFIED STOCK PURCHASE PLAN

                            (Full Title of the Plan)

                             ---------------------

                             RICHARD V. SILVER, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                               AXA FINANCIAL, INC.
                           1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104
                                 (212) 314-3916

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ---------------------

                                     CALCULATION OF REGISTRATION FEE
======================= ===================== ==================== ===================== ====================
                                                   PROPOSED          PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE       MAXIMUM OFFERING     AGGREGATE OFFERING        AMOUNT OF
   TO BE REGISTERED          REGISTERED       PRICE PER SHARE (2)        PRICE (2)        REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
 Ordinary Shares (1)       3,000,000                   $12.99               $38,970,000           $3,153
======================= ===================== ==================== ===================== ====================

(1) These shares may be represented by the Registrant's American Depositary Shares, each of which represents one Ordinary Share. American Depositary Shares issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-13376).

(2) Estimated solely for the purposes of computing the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of AXA's Ordinary Shares reported on the Euronext Paris on April 4, 2003 of 12.13 Euro per Ordinary Share translated into U.S. dollars at the noon buying rate in New York for cable transfers in Euro as certified for customs purposes by the Federal Reserve Bank of New York on that date of $1.0711 per 1.00 Euro.

                                     PART I

ITEM 1. PLAN INFORMATION.

             Not required to be filed with the Securities and Exchange Commission (the "Commission").

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

             Not required to be filed with the Commission.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

             The following documents are incorporated by reference herein and shall be deemed a part hereof, except that the following information in the below documents shall not be deemed incorporated by reference herein or a part hereof: information related to embedded value or components thereof; underlying earnings on a segment or country basis; margin analysis; and any other information that would constitute a non-GAAP financial measure subject to the rules and regulations of the Commission.

       (a)   AXA's Annual Report on Form 20-F for the year ended December 31,
             2001;

       (b) AXA's Current Reports on Form 6-K furnished to the Commission on February 19, 2002, March 19, 2002, May 14, 2002, June 17, 2002,
             August 8, 2002, August 22, 2002, September 4, 2002, September 20, 2002, November 13, 2002, November 14, 2002, December 27, 2002,
             February 6, 2003, February 27, 2003 and April 10, 2003;

       (c) The description of AXA's Ordinary Shares and American Depositary Shares contained in AXA's Current Report on Form 6-K furnished to the Commission on November 28, 2000; and

       (d)   All other reports filed or furnished by the Registrant pursuant to
             Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2001.

             To the extent designated therein, certain Current Reports of AXA on Form 6-K, and all other documents filed by AXA pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

             Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any document filed with or furnished to the Commission subsequently to that document and incorporated herein by reference or in any other document filed subsequent to the date of this Registration Statement which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.      DESCRIPTION OF SECURITIES

             Not applicable.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL

             None.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

             AXA maintains liability insurance for its directors and officers, including insurance against liabilities under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED

             Not applicable.

ITEM 8.      EXHIBITS

             See Exhibit Index.

ITEM 9. UNDERTAKINGS

             The undersigned Registrant hereby undertakes:

       (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France, on April 10, 2003.

                                           AXA

                                           By:
                                               ------------------------------
                                               Gerard de La Martiniere
                                               Member of the Management Board,
                                               Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gerard de La Martiniere, as attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this registration statement, supplements to this registration statement and any registration statements filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933 relating thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Name                                      Title                               Date
            ----                                      -----                               ----

                                      Chairman of the Management Board (Principal    April 10, 2003
------------------------              Executive Officer)
Henri de Castries

                                      Member of the Management Board                 April 10, 2003
-----------------------               (Chief Financial Officer)
Gerard de La Martiniere

                                      Group Financial Controller (Principal          April 10, 2003
-----------------------               Accounting Officer)
Jacques Tabourot

                                      Vice Chairman of the Management Board          April 10, 2003
----------------------
Francoise Colloc'h

                                                                                     April 10, 2003
----------------------                Member of the Management Board
Francois Pierson


----------------------                Member of the Management Board                 April 10, 2003
Denis Duverne


----------------------                Member of the Management Board                 April 10, 2003
Claude Brunet


                                      Vice Chairman of the Management Board          April 10, 2003
----------------------                (Authorized Representative in the United
Christopher M. Condron                States)

                                  EXHIBIT INDEX

Exhibit
Number            Description of Exhibit
-------           ----------------------

4.1               Status of AXA, as amended (incorporated by reference to Exhibit 3.1 to AXA's Registration
                  Statement on Form F-4 filed with the Commission on November 21, 2000 (Registration No.
                  333-50438).

4.2               Amended and Restated Deposit Agreement, dated as of April 27, 2001, among AXA, The Bank of New
                  York and all owners from time to time of American Depositary Receipts issued thereunder as an
                  Exhibit to the Company's Registration Statement on Form F-6 filed on April 18, 2001
                  (Registration No. 333-13376) and incorporated herein by reference.

4.3               Description of AXA Financial Qualified Stock Purchase Plan.

23.1              Consent of Befec-Price Waterhouse.

24                Powers of Attorney (included on the signature pages hereto).

                                   EXHIBIT 4.3

           DESCRIPTION OF AXA FINANCIAL QUALIFIED STOCK PURCHASE PLAN

The AXA Financial Qualified Stock Purchase Plan (the "Plan") is designed in accordance with Internal Revenue Code (the "Code") Section 423. Under the Plan, eligible employees purchase AXA ADRs on a monthly basis through payroll deductions. Such purchases are made at a 15% discount from the fair market value of an AXA ADR on the date of purchase and are limited to $25,000 worth of AXA ADRs per year. Eligible employees under the Plan include the employees of AXA Financial, Inc. ("AXF") and its participating subsidiaries.

The maximum amount of AXA ADRs available for sale under the Plan will not exceed 1,000,000, plus an automatic annual increase of 500,000 AXA ADRs on the first day of each calendar year through and including 2012. At this time, it is intended that all AXA ADRs sold to participants in the Plan will be purchased by AXF in the open market or from affiliates.

Purchase rights under the Plan are non-transferable. In addition, by enrolling in the Plan, employees agree to participate in the AXA ADR Dividend Reinvestment Purchase Plan, as amended from time to time, or any successor plan thereto. Accordingly, any dividend and avoir fiscal payments received on AXA ADRs acquired through the Plan and held in a Plan account will be reinvested in additional AXA ADRs (no discount will apply to such purchases).

                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in AXA's Registration Statement on Form S-8 dated April 10, 2003 of our report dated March 13, 2002 (except for Note 35 which is dated May 3, 2002) relating to the consolidated financial statements and financial statement schedule, which appears on Page F-1 of AXA's Annual Report on Form 20-F for the year ended December 31, 2001.

                                               PricewaterhouseCoopers Audit

                                               By:
                                                  --------------------------
                                                  Gerard Dantheny
                                                  Paris, France
                                                  April 10, 2003